UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2016

Cartesian, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
(Address of principal executive office)(Zip Code)

(913) 345-9315
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with President

On September 28, 2016, Cartesian, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with William Hill, the Company's President. Mr. Hill's Employment Agreement is effective as of September 26, 2016 and has a one-year term, unless terminated earlier as discussed below. If not earlier terminated, the Employment Agreement will renew automatically for successive one-year renewal terms unless either party gives the other party 60 days advance notice of such party's intent not to renew.

Pursuant to the Employment Agreement, Mr. Hill will: (i) receive an annual base salary of $250,000 per year; (ii) be eligible to receive an annual bonus of up to 100% of his annual base salary based on his achievement of personal and Company objectives as agreed with the Company's Chief Executive Officer and the Compensation Committee of the Board of Directors; (iii) be eligible to participate in any health, disability and group life insurance plans or other perquisites and fringe benefits that the Company extends generally to employees of the Company at the level of President; (iv) be entitled to reimbursement of reasonable business expenses; and (v) be entitled to certain relocation benefits.

In addition, Mr. Hill is entitled to a grant of 75,000 non-qualified stock options which vest as follows: (i) 25,000 vest when the market closing price of the Company's common stock is at $4.00 or greater for 30 consecutive days; (ii) 25,000 vest when the market closing price of the Company's common stock is at $5.00 or greater for 30 consecutive days; and (iii) 25,000 vest when the market closing price of the Company's common stock is at $6.00 or greater for 30 consecutive days. The options are also subject to accelerated vesting in connection with a change of control. The exercise price of the options will be the greater of (1) $1.25 or (2) the market closing price on the date of grant by the Compensation Committee.

The Employment Agreement will terminate upon Mr. Hill's death or disability. Upon termination for death or disability, Mr. Hill (or his estate) will be entitled to any standard benefits then provided by the Company to employees at his level plus the Accrued Benefits. The "Accrued Benefits" are any compensation earned through the date employment ended, any unused vacation time, any reimbursable business expenses incurred through such date, and all other vested accrued benefits under any agreements between Mr. Hill and the Company and any applicable Company plans, programs, policies or arrangements, including without limitation, any incentive compensation agreements.

The Company may terminate the Employment Agreement at any time, with or without "cause," as defined in the Employment Agreement, upon written notice to Mr. Hill and Mr. Hill may terminate the Employment Agreement at any time upon thirty days written notice to the Company. Upon termination by the Company for "cause" or termination by Mr. Hill other than for his "constructive termination," Mr. Hill will be entitled to his Accrued Benefits. Upon termination by the Company without "cause" or upon the "constructive termination" by Mr. Hill, Mr. Hill will be entitled to a cash severance payment of six months of base salary (payable over six months), six months of premiums for COBRA coverage, and the Accrued Benefits.

The Employment Agreement also provides benefits to Mr. Hill relating to termination of the Employment Agreement in connection with a "change in control" of the Company in certain circumstances. The terms and provisions of the Employment Agreement will continue following a "change in control" of the Company. However, in the event that the Company terminates the Employment Agreement without cause (or fails to allow for the renewal of the term of the Employment Agreement) and other than for death or disability, or Mr. Hill terminates the Employment Agreement due to his constructive termination, at any time three months before or 12 months after a "change in control" of the Company, Mr. Hill will be entitled to a cash severance payment of 12 months of base salary, 12 months of premiums for COBRA coverage, the immediate vesting of any unvested options under the stock option award and the Accrued Benefits. The Employment Agreement defines a "change in control" of the Company to mean: (i) the sale, lease, conveyance or other disposition of at least 50% of the Company's assets; (ii) the direct or indirect acquisition by a person or group of beneficial ownership of more than 50% of the Company's voting securities; or (iii) a merger (in which the Company is not the surviving entity), consolidation, liquidation or dissolution of the Company or winding up of its business.

During the term of the Employment Agreement and thereafter, Mr. Hill has agreed to protect and maintain the confidentiality of the Company's confidential information and trade secrets and to assign to the Company any works relating to his service to the Company. Additionally, Mr. Hill has agreed that, during the term of his employment and for a one-year period thereafter, he will not (i) compete with the Company, (ii) solicit employees or independent contractors of the Company to terminate their relationship with the Company or (iii) solicit or do business with any customers or clients of the Company who were customers or clients during the twelve-month period prior to the termination of his employment or prospective customers or clients of the Company during the six-month period prior to the termination of his employment.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the terms and provisions of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Employment Agreement with Chief Financial Officer

On September 28, 2016, the Company entered into an Amendment #1 (the "Amendment") to the Employment Agreement dated September 29, 2015 between the Company and John C. Ferrara, the Company's Chief Financial Officer (the "Original Agreement"). In the Amendment, the parties amended the stock option award that was to be granted to Mr. Ferrara under his Original Agreement, but that was never granted.

Pursuant to the Amendment, Mr. Ferrara is entitled to a grant of 50,000 non-qualified stock options which vest as follows: (i) 16,666 vest when the market closing price of the Company's common stock is at

$4.00 or greater for 30 consecutive days; (ii) 16,666 vest when the market closing price of the Company's common stock is at $5.00 or greater for 30 consecutive days; and (iii) 16,667 vest when the market closing price of the Company's common stock is at $6.00 or greater for 30 consecutive days. The options are also subject to accelerated vesting in connection with a change of control. The exercise price of the options will be the greater of (1) $1.25 or (2) the market closing price on the date of grant by the Compensation Committee. All other terms of his Original Agreement continue in full force and effect.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the terms and provisions of the Original Agreement, which is incorporated herein by reference as Exhibit 10.2, and the Amendment, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 26, 2016, by and between Cartesian, Inc. and William Hill

10.2
Employment Agreement, dated as of September 29, 2015, by and between Cartesian, Inc. and John C. Ferrara (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2015).

10.3	Employment Agreement - Amendment #1, dated as of September 28, 2016, by and between Cartesian, Inc. and John C. Ferrara

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ Peter H. Woodward
Peter H. Woodward Chief Executive Officer

Date: September 30, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of September 26, 2016, by and between Cartesian, Inc. and William Hill

10.2
Employment Agreement, dated as of September 29, 2015, by and between Cartesian, Inc. and John C. Ferrara (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2015).

10.3	Employment Agreement - Amendment #1, dated as of September 28, 2016, by and between Cartesian, Inc. and John C. Ferrara